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                                                                     EXHIBIT 23


                          CONSENT OF INDEPENDENT AUDITORS


                               THE BOARD OF DIRECTORS
                               FOREST OIL CORPORATION


We consent to the incorporation by reference in (i) the Registration Statements (Nos. 2-74151, 2-76946, 33-2748 and 33-59504) on Form S-8 of
Forest Oil Corporation - Retirement Savings Plan of Forest Oil Corporation,
(ii) the Registration Statement (No. 33-48440) on Form S-8 of Forest Oil Corporation -1992 Stock Option Plan of Forest Oil Corporation, (iii) the Registration Statements (Nos. 33-47477 and 33-47478) on Forms S-2 and S-3 of Forest Oil Corporation - Common Stock issuable to Richard Dorn and resales thereof, (iv) the Registration Statement (No. 333-45839) on Form S-3 of Forest Oil Corporation of Common Stock issuable to LLOG Exploration Company and resales thereof, and (v) the Registration Statement (No. 333-30973) on Form S-3 of Forest Oil Corporation of Common Stock issuable to Saxon Petroleum Inc. and resales thereof, of our report dated February 10, 1998 relating to the consolidated balance sheets of Forest Oil Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 annual report on Form 10-K of Forest Oil Corporation.


                                       KPMG PEAT MARWICK LLP


Denver, Colorado
March 30, 1998